FX ENERGY, INC.


                          Effective December 31, 1997


Mr. Thomas B. Lovejoy
Lovejoy & Associates
48 Burying Hill Road
Greenwich, Connecticut 06831

Dear Tom:

      Lovejoy Associates, Inc. (the "Consultant"), has been engaged to render financial consulting services to FX Energy, Inc. (the "Company") pursuant to a letter agreement dated August 3, 1995. The consulting fee payable under the engagement was $10,000 per month through December 31, 1997. Pursuant to action of the board of directors on November 11, 1997, this letter will confirm the understanding of the Consultant and the Company to extend the consulting engagement through December 31, 1998, for a monthly consulting fee of $15,000.

      Please confirm the foregoing by signing the enclosed duplicate of this letter in the space provided and returning it.

                                        FX ENERGY, INC.


                                        /s/ Scott J. Duncan
                                        Duly authorized officer




AGREED EFFECTIVE as of December 31, 1997

LOVEJOY ASSOCIATES, INC.


/s/ Thomas B. Lovejoy, President